Exhibit 99.1

Investor Relations:	Industry Analysts:	Trade and Business Press:
Brian Norris Acme Packet +1 781-328-4790 bnorris@acmepacket.com	Kevin Mitchell Acme Packet +1 781-328-4436 kmitchell@acmepacket.com	Rich Williams Connect2 Communications +1 919 554 3532 apbp@acmepacket.com

Acme Packet Expands Board of Directors with Addition of David Elsbree

BURLINGTON, MA. — NOVEMBER 2, 2006 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced that David Elsbree, a former senior partner at Deloitte & Touche, has been appointed to the Board of Directors of Acme Packet effective immediately.  Mr. Elsbree has been appointed as chair of the Audit Committee.

“Dave brings over 30 years of financial experience working with high-growth technology companies and his guidance will be important as we seek to extend Acme Packet’s leadership position in the session border controller market,” said Andy Ory, president and chief executive officer of Acme Packet. “His distinguished track record of financial leadership will provide an important perspective to the Acme Packet Board of Directors.”

From 1981 to May 2004, Mr. Elsbree was a partner with Deloitte & Touche where he served many of the firm’s most complex software and technology client companies.  Mr. Elsbree served in a number of leadership roles in the firm’s high technology practice, including partner-in-charge of the New England High Technology Practice. Mr. Elsbree has been a member of the firm’s High Technology Industry Executive Committee and served on the Board of Directors of the Massachusetts High Technology Council. He has significant experience working with audit committees on the financial reporting aspects of corporate governance. Mr. Elsbree is on the Board of Directors and chairs the Audit Committee of Art Technology Group, Inc.  Mr. Elsbree is a member of the National Association of Corporate Directors and Financial Executives International and is a graduate of Northeastern University.

About Acme Packet, Inc.

Acme Packet, the leader in session border control solutions, enables service providers to deliver trusted, first class interactive communications—voice, video and multimedia sessions—across IP network borders. Our Net-Net family has been selected by over 325 service providers in nearly 70 countries, including 21 of the top 25 wireline and wireless providers in the world, to satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks. These deployments support multiple applications—from VoIP trunking to hosted enterprise and residential services; multiple protocols—SIP, H.323, MGCP/NCS and H.248; and multiple border points—interconnect, access network and data center. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our position in the session border control market, our expected financial and operating results, our ability to build and grow Acme Packet, the benefits of our product, and our ability to achieve our goals, plans and objectives.  Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: difficulties in growing our customer base, difficulties leveraging market opportunities, difficulties providing solutions that meet the needs of customers, poor product sales, long sales cycles, difficulty developing new products, difficulty in relationships with vendors and partners, higher risk in international operations, difficulty managing rapid growth, and increased competition.  Additional factors that could cause actual results to differ materially form those projected or suggested in any forward-looking statements are contained in our recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

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